UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2015

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 8, 2015, The Coast Distribution System, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LKQ Corporation, a Delaware corporation (“LKQ”), Keystone Automotive Operations, Inc., a Pennsylvania corporation and a direct wholly-owned subsidiary of LKQ (“Parent”), and KAO Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all outstanding shares of the common stock of the Company (the “Shares”) at a purchase price of $5.50 per Share, net to the holders thereof, in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 22, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

The initial offering period of the Offer expired at 12:00 Midnight, New York time, at the end of the day on August 18, 2015. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), has advised Purchaser and the Company that, as of the expiration of the Offer, a total of approximately 4,308,571 Shares had been validly tendered and not withdrawn pursuant to the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures), representing approximately 82.9% of the Company’s then outstanding Shares. The number of Shares validly tendered and not withdrawn pursuant to the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures) constituted a majority of the outstanding Shares and therefore satisfied the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, Purchaser accepted for payment and has deposited funds to pay for such Shares with the Depositary, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, all conditions to the Merger (as defined below) set forth in the Merger Agreement had been satisfied, and on August 19, 2015, Parent completed its acquisition of the Company by consummating a merger of Purchaser with and into the Company (the “Merger”) without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held (i) by LKQ, Parent, Purchaser, the Company or their respective wholly-owned subsidiaries, which Shares have been canceled and extinguished, or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) was converted automatically into the right to receive the Offer Price.

The information set forth in Item 3.03 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2015 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of NYSE MKT LLC (“NYSE MKT”). The Company notified NYSE MKT on August 19, 2015, of its intent to remove the Shares from listing on NYSE MKT and requested that NYSE MKT file a delisting application with the SEC to delist and deregister the Shares. Accordingly, the NYSE MKT will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12(g) of the Exchange Act. The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Merger and at the effective time of the Merger (the “Effective Time”), each issued and outstanding Company Share (other than Shares as to which the holder has properly exercised and perfected appraisal rights and Shares held by the Company, LKQ, Parent, Purchaser or their respective wholly-owned subsidiaries) was, by virtue of the Merger and without any action on the part of the holders thereof, cancelled and converted into the right to receive $5.50 per Share in cash, without interest and less any required withholding taxes. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive $5.50 per Company Share in cash without interest thereon and less any required withholding taxes).

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On August 18, 2015, upon Purchaser’s acceptance for payment of all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer, a change in control of the Company occurred. The information disclosed under Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time on August 19, 2015, in accordance with the Merger Agreement, Robert L. Wagman and Dominick P. Zarcone, the directors of Purchaser immediately before the Merger, became the directors of the Company. Accordingly, each of Leonard P. Danna, Thomas G. Faludy, Thomas R. McGuire, James Musbach and Robert S. Throop ceased serving as members of the Company’s board of directors at the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety to read identically to the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, except that the name of the surviving corporation is The Coast Distribution System, Inc. (the “Amended and Restated Certificate of Incorporation”).

Also pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to read identically to the bylaws of Purchaser, as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Coast Distribution System, Inc., amended as of August 19, 2015.

3.2	Amended and Restated Bylaws of The Coast Distribution System, Inc., amended as of August 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

August 19, 2015	By:	/s/ Sandra A. Knell
Sandra A. Knell, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Coast Distribution System, Inc., amended as of August 19, 2015.

3.2	Amended and Restated Bylaws of The Coast Distribution System, Inc., amended as of August 19, 2015.